UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2007

E ENERGY ADAMS, LLC
(Exact name of small business issuer as specified in its charter)

Nebraska	000-52426	20-2627531
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13238 East Aspen Road, Adams, Nebraska	68301
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (402) 988-4655

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

On November 20, 2007, Lance Liebergen tendered his resignation of his employment with E Energy Adams, LLC (“E Energy Adams”) as Plant Manager. Therefore, his employment agreement dated December 18, 2006 with E Energy Adams has been terminated as of November 20, 2007.

Mr. Liebergen and E Energy Adams have agreed to the terms of a separation agreement which provides that Mr. Liebergen will receive consideration of twenty thousand dollars ($20,000). In addition, Mr. Liebergen will receive approximately nine hundred and ninety-six dollars ($996) to cover approximate costs of health and dental insurance coverage for two months. The confidentiality, non-competition, and non-solicitation provisions in Mr. Liebergen’s pre-existing employment agreement are to remain in full force and effect.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

E ENERGY ADAMS, LLC

November 21, 2007	/s/ Carl D. Sitzmann

Date	Carl D. Sitzmann, Chief Executive Officer